[ENGLISH LANGUAGE TRANSLATION OF ORIGINAL SIGNED DOCUMENTS] Employment contract Between Constellium Valais SA (hereinafter referred to as the employer) and Mr. Philippe Hoffmann, born on May 26, 1965, from Sierre, (hereinafter referred to as the employee) has been concluded, with effect from April 1(st), 2019, the following contract: Art. 1 The Employer hires Philippe Hoffmann as Vice President Rolled Products Europe, reporting to the President of the A&T Business Unit. His role and activities are determined by the Employer, who reserves the right to assign him to its subsidiaries or affiliated companies within its Group. The place of work is Sierre, Switzerland, but depending on future market developments and business specifics, the Employer also reserves the right to change the place of employment. Such a change will, however, require the mutual agreement of both parties, Employee and Employer, in order to be effective. Art. 2 The Employee will devote all his or her time to the service of the Employer, will faithfully and conscientiously safeguard the latter's interests and will refrain, unless authorized, from any other salaried secondary activity. The Employee also undertakes to treat as professional secrecy, both during and after the term of his employment, all knowledge of any kind acquired and relating to Constellium's own industrial and commercial operations. He/she will therefore refrain from communicating it to third parties. Any conference or publication affecting the Employer's sphere of interest must be submitted to the Employer for prior approval. Employees are prohibited from copying any documents (such as drawings, plans, sketches, formulas, calculations, letters and reports) for their own use, or from keeping any documents when they leave the Employer's service. -

In the event of termination, the Employee must return all property and documents belonging to the company or associated companies. Art. 3 As this is a change of contractual basis, the Employee retains all his or her years of service (seniority) within the Group, with an entry date of 01.01.1991. There is no new trial period, and this contract may be terminated within six months of the end of each month. Art. 4 The Employee agrees to join the Employer's Pension Fund. Art. 5 The Employee confirms that he/she will comply at all times with the company's code of conduct (Worldwide Employee and Company Code of Conduct). He accepts and observes the general directives in force, such as regulations, prescriptions and service instructions of the employer and its pension funds. He also observes the specific instructions of the Employer and its pension funds. Art. 6 Business expenses must be documented (expense claim) and accompanied by supporting receipts. The Employer will reimburse the Employee for any expenses incurred in the course of his or her work, once these have been approved by management. Art. 7 The Employee's gross annual base salary amounts to CHF 406,037 for a 100% activity rate and will be paid in twelve equal monthly instalments. The Employee also participates in the Executive Performance Award Plan (EPA). The total annual remuneration comprises the above- mentioned base salary and a performance bonus corresponding to 40% of the annual base salary when targets set are met. On the other hand, employees participating in the Executive Performance Award Plan (EPA) are not entitled to share in the company's results. The Employee confirms receipt and understanding of the current description of the EPA plan.

Art. 8 Given the Employee's status and the nature of his or her assignment and mission, no financial compensation will be granted for any overtime. Where applicable, compensation is already included in the total annual remuneration granted. (art. 7). Art. 9 The clauses of the present document replace and cancel the corresponding clauses of previous contracts and amendments. The contract is subject to Swiss law, and the parties agree that the place of jurisdiction for all disputes arising from this contract is Sierre. Sierre, April 1, 2019 CONSTELLIUM VALAIS SA

Constellium [ENGLISH LANGUAGE TRANSLATION OF ORIGINAL SIGNED DOCUMENTS] Amendment to employment contract concluded on April 1, 2019 Between Constellium Valais SA (the Employer) and Philippe Hoffmann, born on May 26, 1965 (The Employee) In accordance with Ryan Jurkovic's Offer letter of October 1st, we are pleased to confirm the following provisions: Title : Business Unit President of AS&I Direct supervisor: Jean-Marc Germain, CEO of Constellium Gross annual salary : CHF 475,000 Target EPA bonus: 85% of annual base salary when the set objectives are achieved Note: Special compensation provisions for 2020 as per signed offer of October 1. Other benefits : Valid from : CHF 1,500/month allowance for a company vehicle 10.01.2020 All other provisions of your original employment contract remain unchanged. We also ask you to maintain absolute confidentiality regard to all matters relating to your remuneration package. Sierre, October 12, 2020 1,..